Exhibit 8(qq)(1)

Amendment of Agreement (Confidential Information)

AMENDMENT OF AGREEMENTS

This amendment (the Amendment) to the agreements, which include, but is not limited to, the agreements identified in Attachment A to the Amendment, (individually, the “Agreement, collectively, the “Agreements), is effective as of March 1, 2012.

1.	A new section, numbered consecutively, is added to each Agreement as follows:

Confidential Information.

Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner”) to disclose to the other party (ies) certain “Confidential Information.” Confidential Information means non-public, proprietary information, data or know-how of an owner, including, but not limited to, personal information of an owner’s customers. No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts in a manner fully consistent with industry standards and applicable federal, state and international laws and regulations to hold in confidence a party’s Confidential Information. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order.

Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, appropriate policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information. Each party agrees to take immediate and appropriate measures to respond to any breach of privacy concerning Confidential Information of the owner, and to notify the owner in writing regarding such breach in the most expedient time possible and without unreasonable delay; provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement. Each party further agrees to provide the owner with a copy of its plan to remediate any such breach and to pay for all costs associated with such remediation and with providing written notice of such breach to the applicable party.

Each party agrees to establish and maintain (i) administrative, technical and physical safeguards against the destruction, loss or alteration of Confidential Information, and (ii) appropriate security measures to protect Confidential Information, which measures are consistent with the laws and regulations of the Commonwealth of Massachusetts relating to personal information security and with all other applicable federal, state and international laws and regulations relating to personal information security.

The provisions found in this Section on Confidential Information will survive any expiration or termination of the Agreement.

2.	All other terms and provisions of the Agreements not amended herein shall remain in full force and effect.

In WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ Steven R. Shepard
Name:	Steven R. Shepard
Title:	Vice President

TRANSAMERICA LIFE INSURANCE COMPANY

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY OF NEW YORK

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

TRANSAMERICA CAPITAL, INC.

By:	/s/ Brenda L. Smith
Name:	Brenda L. Smith
Title:	Assistant Vice President

ALLIANCEBERNSTEIN L.P.

By:	/s/ Stephen J. Laffey
Name:	Stephen J. Laffey
Title:	Vice President

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Stephen J. Laffey
Name:	Stephen J. Laffey
Title:	Assistant Vice President

ALLIANCEBERNSTEIN INVESTOR SERVICES, INC.

By:	/s/ Stephen J. Laffey
Name:	Stephen J. Laffey
Title:	Assistant Vice President

ATTACHMENT A

1. Participation Agreement among Peoples Benefit Life Insurance Company (now known as Monumental Life Insurance Company), AFSG Securities Corporation (now known as Transamerica Capital, Inc.), Alliance Capital Management L.P., and Alliance Fund Distributors, Inc., dated August 2, 2000.

2. Administrative Services Agreement between Transamerica Life Insurance Company, and Alliance Fund Distributors, Inc., dated May 1, 2001

3. Administrative Services Agreement between AUSA Life Insurance Company, Inc. (now known as Transamerica Financial Life Insurance Company), and Alliance Fund Distributors, Inc., dated May 1, 2001.

4. Shareholder Information Agreement between AllianceBernstein Investor Services, Inc. on behalf of AllianceBernstein Variable Products Series Fund, Inc., and Western Reserve Life Assurance Co. of Ohio, dated November 1, 2008.

5. Shareholder Information Agreement between AllianceBernstein Investor Services, Inc. on behalf of AllianceBernstein Variable Products Series Fund, Inc., and Transamerica Life Insurance Company, Transamerica Financial Life Insurance Company, Transamerica Occidental Life Insurance Company (now known as Transamerica Life Insurance Company), and Peoples Benefit Life Insurance Company (now known as Monumental Life Insurance Company), dated April 16, 2007.

Insurance:

6. Participation Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), Alliance Capital Management L.P., and Alliance Fund Distributors, Inc., dated December 12, 1996.

7. Participation Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), Alliance Capital Management L.P., and Alliance Fund Distributors, Inc., dated December 12, 1996.

8. Letter Agreement between Alliance Fund Distributors, Inc., and Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), dated December 12, 1996.

9. Letter Agreement between Alliance Fund Distributors, Inc., and ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), dated December 12, 1996.

Retail:

10. Participation Agreement among Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), Alliance Global Investor Services, Inc., and Alliance Fund Distributors, Inc., dated September 16, 2002.

11. Administrative Services and Record keeping Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and Alliance Global Investor Services, Inc., dated September 16, 2002.

12. Participation Agreement among ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), Alliance Global Investor Services, Inc., and Alliance Fund Distributors, Inc., dated September 16, 2002.

13. Administrative Services and Record Keeping Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and Alliance Global Investor Services, Inc., dated September 16, 2002.

14. Rule 22c-2 Customer Information Agreement between Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), and AllianceBernstein Investor Services, Inc., dated March 6, 2007.

15. Rule 22c-2 Customer Information Agreement between ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), and AllianceBernstein Investor Services, Inc., dated March 6, 2007.

16. Shareholder Services Agreement between AllianceBernstein Investments, Inc., and Merrill Lynch Life Insurance Company (now known as Transamerica Advisors Life Insurance Company), dated December 28, 2007.

17. Shareholder Services Agreement between AllianceBernstein Investments, Inc., and ML Life Insurance Company of New York (now known as Transamerica Advisors Life Insurance Company of New York), dated December 28, 2007.

18.	Any other Agreement between or among the parties executing this Amendment.

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